Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(44,946)
Unrealized Gain (Loss) on Market Value of Futures	(319,964)
Dividend Income	606
Interest Income	5,266
Total Income (Loss)	$(359,038)

Expenses
General Partner Management Fees	$2,540
Professional Fees	5,505
Brokerage Commissions	90
Non-interested Directors' Fees and Expenses	55
Prepaid Insurance Expense	40
NYMEX License Fee	51
Total Expenses	8,281
Expense Waiver	(5,232)
Net Expenses	$3,049
Net Income (Loss)	$(362,087)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/19	$4,105,810
Net Income (Loss)	(362,087)

Net Asset Value End of Month	$3,743,723
Net Asset Value Per Share (450,000 Shares)	$8.32

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596